                                                                     EXHIBIT 4.1

                           TELE-COMMUNICATIONS, INC.

                          CERTIFICATE OF DESIGNATIONS

                                _______________

                      SETTING FORTH A COPY OF A RESOLUTION
                     CREATING AND AUTHORIZING THE ISSUANCE
                   OF A SERIES OF PREFERRED STOCK DESIGNATED
       AS "PREFERRED REDEEMABLE INCREASED DIVIDEND EQUITY SECURITIES/SM/,
                 ___% PRIDES/SM/, CONVERTIBLE PREFERRED STOCK,
                  SERIES F" ADOPTED BY THE BOARD OF DIRECTORS
                          OF TELE-COMMUNICATIONS, INC.

                                _______________

          The undersigned, an Executive Vice President of TELE-COMMUNICATIONS, INC., a Delaware corporation (the "Company"), HEREBY CERTIFIES that the Board of Directors of the Company on _____, 1994, duly adopted the following resolutions creating a new series of the Company's Series Preferred Stock:

          "BE IT RESOLVED, that pursuant to authority expressly granted by the provisions of Article IV, Section D of the Restated Certificate of Incorporation of the Company, the Board of Directors hereby creates and authorizes the issuance of a new series of the Company's Series Preferred Stock, par value $.01 per share ("Series Preferred Stock"), and hereby fixes the powers, designations, dividend rights, voting powers, rights on liquidation, conversion rights, redemption rights and other preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of the shares of such series (in addition to the powers, designations, preferences and relative, participating, limitations or restrictions thereof set forth in the Restated Certificate of Incorporation that are applicable to each class and series of the Company's preferred stock, par value $.01 per share ("Preferred Stock")), as follows:

          (1) Designation; Number of Shares.  The designation of the series of
              -----------------------------
Series Preferred Stock, par value $.01 per share, of the Company created hereby shall be "Preferred Redeemable Increased Dividend Equity Securities/SM/, __% PRIDES/SM/, Convertible Preferred Stock, Series F" ("PRIDES"). The authorized number of shares of PRIDES shall be ____________. Each share of PRIDES shall have a stated value of $_____ ("Stated Value").

- --------------------
/SM/ Service Mark of Merrill Lynch & Co., Inc.

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          Any shares of PRIDES redeemed, converted or otherwise acquired by the
Company shall be retired and shall resume the status of authorized and unissued shares of Series Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series of Series Preferred Stock by the Board of Directors.

          (2) Certain Definitions.  Unless the context otherwise requires, the
              -------------------
terms defined in this paragraph (2) shall have, for all purposes of this Certificate of Designations, the meanings herein specified:

          "Board of Directors" shall mean the Board of Directors of the Company, and, unless the context indicates otherwise, shall also mean, to the extent permitted by law, any committee thereof authorized, with respect to any particular matter, to exercise the power of the Board of Directors of the Company with respect to such matter.

          "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to close.

          "Call Price" shall have the meaning set forth in subparagraph
(4)(b)(i) of this Certificate of Designations.

          "capital stock" shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock.

          "Class A Common Stock" shall mean the Class A Common Stock, par value $1.00 per share, of the Company, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the Class A Common Stock, or in the case of a consolidation or merger of the Company with or into another entity affecting the Class A Common Stock, such capital stock to which a holder of Class A Common Stock shall be entitled upon the occurrence of such event.

          "Class A Preferred Stock" shall mean the Class A Preferred Stock, par value $.01 per share, of the Company.

          "Class B Common Stock" shall mean the Class B Common Stock, par value $1.00 per share, of the Company, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the Class B Common Stock, or in the case of a consolidation or merger of the Company with or into another entity affecting the Class B Common Stock, such capital stock to which a holder of Class B Common Stock shall be entitled upon the occurrence of such event.

          "Class B Preferred Stock" shall mean the Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share, of the Company.

          "Class C Preferred Stock" shall mean the Convertible Preferred Stock, Series C, par value $.01 per share, of the Company.

          "Class E Preferred Stock" shall mean the Convertible Preferred Stock, Series E, par value $.01 per share, of the Company.

          "Closing Price" shall mean, on any day, the closing sale price of the Class A Common Stock on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices of the Class A Common Stock, in each case on the Nasdaq National Market, or, if such bid and asked prices are not so reported, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

          "Common Equivalent Rate" shall initially mean ____ shares of Class A Common Stock for each share of PRIDES, subject to adjustment as set forth in subparagraph 4(d) of this Certificate of Designations.

          "Common Stock" shall mean the Class A Common Stock and the Class B Common Stock.

          "Current Market Price" per share of Class A Common Stock at any date of determination shall mean the lesser of (x) the average of the daily Closing Prices for the fifteen consecutive Trading Dates ending on and including such date of determination or (y) the Closing Price on such date of determination; provided, however, that, with respect to any redemption of shares of PRIDES, if any event that results in an adjustment of the Common Equivalent Rate occurs during such fifteen-day period, the Current Market Price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event.

          "Dividend Payment Date" shall mean, for any Dividend Period, the last day of such Dividend Period which shall be the [15th] day of each February, May, August and November, commencing with [February 15], 1995, or the next succeeding Business Day if any such day is not a Business Day.

          "Dividend Period" shall mean the period from the Issue Date to but excluding the first Dividend Payment Date and, thereafter, each quarterly period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date.

          "Initial Redemption Date" shall mean [November 15], 1997.

          "Issue Date" shall mean the date on which shares of PRIDES are first issued.

          "Junior Stock" shall mean (i) the Class A Common Stock, (ii) the Class B Common Stock, (iii) the Class B Preferred Stock, (iv) any other class or series of capital stock, whether now existing or hereafter created, of the Company, other than (A) any class or series of Parity Stock (except to the extent provided under clause (v) hereof) and (C) any class or series of Senior Stock, and (v) any class or series of Parity Stock to the extent that it ranks junior to the PRIDES as to dividend rights, rights of redemption or rights on liquidation, as the case may be. For purposes of clause (v) above, a class or series of Parity Stock shall rank junior to the PRIDES as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of PRIDES shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, in preference or priority to the holders of shares of such class or series.

          "Liquidation Preference" measured per share of the PRIDES as of any date in question shall mean an amount equal to the sum of (a) the Stated Value per share and (b) an amount equal to all dividends accrued but unpaid on such share.

          "Mandatory Conversion" shall have the meaning set forth in subparagraph (4)(a) of this Certificate of Designations.

          "Mandatory Conversion Date" shall mean [November 15], 1999.

          "Notice Date" shall have the meaning set forth in subparagraph
(4)(b)(i) of this Certificate of Designations.

          "Optional Conversion Rate" shall initially mean ___ shares of Class A Common Stock, subject to adjustment as set forth in subparagraph (4)(d) of this Certificate of Designations.

          "Parity Stock" shall mean the PRIDES and any class or series of capital stock, whether now existing or hereafter created, of the Company ranking on a parity basis with the PRIDES as to dividend rights, rights of redemption or rights on liquidation. Capital stock of any class or series, whether now existing or hereafter created, shall rank on a parity as to dividend rights, rights of redemption or rights on liquidation with the PRIDES, whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share or sinking fund or mandatory redemption provisions, if any, are different from those of the PRIDES, if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, in proportion to their respective accumulated and accrued and unpaid dividends, redemption prices or liquidations prices, respectively, without preference or priority, one over the other, as between the holders of shares of such class or series and the holders of PRIDES. No class or series of capital stock that ranks junior to the PRIDES as to rights on liquidation shall rank or be deemed to rank on a parity basis with the PRIDES as to dividend rights or rights of redemption, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides. The Class A Preferred Stock, the Class C Preferred Stock and the Class E Preferred Stock rank on a parity basis with the PRIDES as to dividend rights, rights of redemption and rights of liquidation and constitute, together with the PRIDES, "Parity Stock" for purposes of this Certificate of Designations.

           "PRIDES" shall have the meaning set forth in paragraph (1) of this Certificate of Designations.

          "Record Date" for the dividends payable on any Dividend Payment Date shall mean the [first] day of the month during which such Dividend Payment Date shall occur, or if any such day is not a Business Day, then on the next succeeding Business Day, as and if designated by the Board of Directors.

          "Senior Stock" shall mean any class or series of capital stock of the Company hereafter created ranking prior to the PRIDES as to dividend rights, rights of redemption or rights on liquidation. Capital stock of any class or series shall rank prior to the PRIDES as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, in preference or priority to the holders of shares of PRIDES. No class or series of capital stock that ranks on a parity basis with or junior to the PRIDES as to rights on liquidation shall rank or be deemed to rank prior to the PRIDES as to dividend rights or rights of redemption, notwithstanding that the dividend rate, dividend payment dates, sinking fund provisions, if any, or mandatory redemption provisions thereof are different from those of the PRIDES, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

          "Subsidiary" shall mean (i) a corporation a majority of the capital stock of which, having voting power under ordinary circumstances to elect directors, is at the time, directly or indirectly, owned by the Company and/or one or more Subsidiaries of the Company and (ii) any other entity (other than a corporation) in which the Company and/or one or more Subsidiaries of the Company, directly or indirectly, has (x) a majority ownership interest or (y) the power to elect or direct the election of a majority of the members of the governing body of such entity.

          "Trading Date" shall mean a date on which the Nasdaq National Market (or any successor thereto) is open for the transaction of business.


          (3)  Dividends.
               ---------

          (a)  Payment.  The holders of shares of PRIDES shall be entitled to
               -------
receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative dividends, in preference to dividends on any Junior Stock, from the Issue Date at the rate per annum of __% of the Stated Value per share, rounded to the nearest cent (or a dividend rate per share of $_____ per annum or $_____per quarter for each share of PRIDES), and no more, payable quarterly for each share of PRIDES in arrears on each Dividend Payment Date; provided, however, that, with respect to any Dividend Period during which a redemption occurs, the Board of Directors may, at its option, declare accrued dividends to, and pay such dividends on, the related redemption date, in which case such dividends would be payable on such redemption date in cash to the holders of the shares of PRIDES as of the record date for such dividend payment and such accrued dividends would not be included in the calculation of the related Call Price pursuant to subparagraph (4)(b) of this Certificate of Designations. Each dividend on the shares of PRIDES shall be payable to holders of record as they appear on the stock register of the Company on the Record Date for such dividend and, for purposes of calculating the accrual of dividends, dividends will accrue to, but not including, the date fixed for payment. Dividends (or amounts equal to accrued and unpaid dividends) payable on shares of PRIDES for any period less than a full quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. The first Dividend Period shall be from the Issue Date to but excluding [February 15], 1995 and the first dividend shall be $_____ per share of PRIDES payable on [February 15], 1995 to holders of record of PRIDES on February 1, 1995.

          Dividends on the shares of PRIDES will accrue on a daily basis (without interest or compounding) whether or not there are unrestricted funds legally available for the payment of such dividends and whether or not such dividends are declared. Dividends will cease to accrue in respect of shares of PRIDES on the Mandatory Conversion Date or on the date of their earlier conversion or redemption.

          (b) Limitations on Dividends and Redemptions.  As long as any shares
              ----------------------------------------
of PRIDES are outstanding, no dividends (other than dividends payable in shares of, or warrants, rights or options exercisable for or convertible into shares of, Junior Stock and cash in lieu of fractional shares in connection with any such dividend) shall be paid or declared in cash or otherwise, nor will any other distribution be made (other than a distribution payable in Junior Stock and cash in lieu of fractional shares in connection with any such distribution), on any Junior Stock unless: (i) full dividends on all Parity Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such Junior Stock dividend or distribution payment to the extent such dividends are cumulative; (ii) dividends in full for the current quarterly dividend period have been paid, or declared and set aside for payment, on all Parity Stock to the extent such dividends are cumulative; (iii) the Company has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any Parity Stock; and (iv) the Company is not in default on any of its obligations to redeem any Parity Stock.

          In addition, as long as any shares of PRIDES are outstanding, no shares of any Junior Stock may be purchased, redeemed, or otherwise acquired by the Company or any of its Subsidiaries (except in connection with a reclassification or exchange of any Junior Stock through the issuance of other Junior Stock (and cash in lieu of fractional shares in connection therewith) or the purchase, redemption, or other acquisition of any Junior Stock with any Junior Stock (and cash in lieu of fractional shares in connection therewith)) nor may any funds be set aside or made available for any sinking fund for the purchase or redemption of any Junior Stock unless: (i) full dividends on all Parity Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such purchase, redemption or acquisition to the extent such dividends are cumulative; (ii) dividends in full for the current quarterly dividend period have been paid, or declared and set aside for payment, on all Parity Stock to the extent such dividends are cumulative; (iii) the Company has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any Parity Stock; and (iv) the Company is not in default on any of its obligations to redeem any Parity Stock.

          Subject to the provisions described above, such dividends or distributions (payable in cash, property or Junior Stock) as may be determined by the Board of Directors may be declared and paid on the shares of any Junior Stock from time to time and Junior Stock may be purchased, redeemed or otherwise acquired by the Company of any of its Subsidiaries from time to time. In the event of the declaration and payment of any such dividends or other distributions, the holders of such Junior Stock will be entitled, to the exclusion of holders of shares of PRIDES, to share therein according to their respective interests.

          As long as any shares of PRIDES are outstanding, dividends or other distributions may not be declared or paid on any Parity Stock (other than dividends or other distributions payable in Junior Stock and cash in lieu of fractional shares in connection therewith), and the Company may not purchase, redeem or otherwise acquire any Parity Stock (except with any Junior Stock and cash in lieu of fractional shares in connection therewith), unless either: (a)
(i) full dividends on all Parity Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such Parity Stock dividend, distribution, purchase, redemption or other acquisition payment to the extent such dividends are cumulative; (ii) dividends in full for the current quarterly dividend period have been paid, or declared and set aside for payment, on all Parity Stock to the extent such dividends are cumulative; (iii) the Company has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any Parity Stock; and (iv) the Company is not in default on any of its obligations to redeem any Parity Stock; or (b) with respect to the payment of dividends only, any such dividends are declared and paid pro rata so that the amounts of any dividends declared and paid per share on shares of PRIDES and each other share of such Parity Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends (including any accumulation with respect to unpaid dividends for prior dividend periods, if such dividends are cumulative) per share on shares of PRIDES and such other share of Parity Stock bear to each other.

          (c) Credit.  Any dividend payment made on the shares of PRIDES shall
              ------
first be credited against the earliest accrued but unpaid dividend due with respect to the shares of PRIDES.

          (d) Pro Rata.  All dividends paid with respect to the shares of PRIDES
              --------
shall be paid pro rata to the holders entitled thereto.

          (e) Priority.  Payment of dividends to the holders of the shares of
              --------
PRIDES shall be subject to the prior preferences and other rights of any Senior Stock.

          (4)  Redemptions and Conversions.
               ---------------------------

          (a)  Mandatory Conversion.  On the Mandatory Conversion Date, each
               --------------------
outstanding share of PRIDES shall convert automatically (the "Mandatory Conversion") into shares of Class A Common Stock at the Common Equivalent Rate in effect on the Mandatory Conversion Date and the right to receive an amount in cash equal to all accrued and unpaid dividends on such share of PRIDES (other than previously declared dividends payable to a holder of record on a prior date) to the Mandatory Conversion Date, whether or not declared, out of unrestricted funds legally available for the payment of dividends, subject to the right of the Company to redeem the shares of PRIDES on or after the Initial Redemption Date and prior to the Mandatory Conversion Date, as described below, and subject to the conversion of the shares of PRIDES at the option of the holder at any time prior to the Mandatory Conversion Date. Dividends on the shares of PRIDES shall cease to accrue and such shares shall cease to be outstanding on the Mandatory Conversion Date. The Company shall make such arrangements as it deems appropriate for the issuance of certificates representing shares of Class A Common Stock and for the payment of cash in respect of such accrued and unpaid dividends, if any, or cash in lieu of fractional shares of Class A Common Stock (determined in accordance with subparagraph (4)(i) below), if any, in exchange for and contingent upon surrender of certificates representing the shares of PRIDES, and the Company may defer the payment of dividends on such shares of Class A Common Stock and the voting thereof until, and make such payment and voting contingent upon, the surrender of such certificates representing the shares of PRIDES, provided that the Company shall give the holders of the shares of PRIDES such notice of any such actions as the Company deems appropriate and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such shares of Class A Common Stock subsequent to the Mandatory Conversion Date. Amounts payable in cash in respect of the shares of PRIDES or in respect of such shares of Class A Common Stock shall not bear interest.

          (b)  Redemption by the Company.
               -------------------------

          (i) Right to Redeem.  Shares of PRIDES are not redeemable by the
              ---------------
Company prior to the Initial Redemption Date. At any time and from time to time on or after the Initial Redemption Date and prior to the Mandatory Conversion Date, the Company shall have the right to redeem, in whole or in part, the outstanding shares of PRIDES. Upon any such redemption, the Company shall deliver to the holders whose shares of PRIDES are to be redeemed, in accordance with the provisions of this Certificate of Designations, in exchange for each share so redeemed, the greater of (A) a number of shares of Class A Common Stock equal to the quotient derived by dividing (x) the Call Price in effect on the Redemption Date, by (y) the Current Market Price of the Class A Common Stock determined as of the second Trading Day immediately preceding the related Notice Date or (B) _____ shares of Class A Common Stock (subject to adjustment in the same manner as the Optional Conversion Rate). The "Call Price" of each share of PRIDES is the sum of (i) $_____ on and after [November 15], 1997 through and including [February 14], 1998, $_____ on and after [February 15], 1998 through and including [May 14], 1998, $_____ on and after [May 15], 1998 through and including [August 14], 1998, $_____ on and after [August 15], 1988 through and including [October 14], 1998 and $_____ on and after [October 15], 1998 to and including November 14, 1998 and (ii) all accrued and unpaid dividends thereon to but not including the date fixed for redemption (other than previously declared dividends payable to a holder of record as of a prior date), subject to the right of the Company pursuant to subparagraph (3)(a) of this Certificate of Designations to pay separately such accrued and unpaid dividends in cash (in which case such accrued dividends would not be included in the calculation of the Call Price). The public announcement of any call for redemption shall be made prior to, or at the time of, the mailing of the notice of such call to holders of shares of PRIDES as described below. If fewer than all the outstanding shares of PRIDES are to be redeemed, shares of PRIDES to be redeemed shall be selected by the Company from outstanding shares of PRIDES not previously redeemed by lot or pro rata (as nearly as may be practicable) or by any other method determined by the Board of Directors in its sole discretion to be equitable. As used in this subparagraph (b), the term "Notice Date" with respect to any notice given by the Company in connection with a redemption of shares of PRIDES means the date on which first occurs either the public announcement of such redemption or the commencement of mailing of such notice to the holders of shares of PRIDES.

          (ii)  Notice of Redemption.  The Company shall provide notice of any
                --------------------
redemption of shares of PRIDES to holders of record of PRIDES to be called for redemption not less than 10 nor more than 60 days prior to the date fixed for such redemption. Such notice shall be provided by mailing notice of such redemption first class postage prepaid, to each holder of record of shares of PRIDES to be redeemed, at such holder's address as it appears on the stock register of the Company; provided, however, that neither failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of PRIDES to be redeemed except as to the holders to whom the Company has failed to give said notice or whose notice was defective.

          Each such notice shall state, as appropriate, the following and may contain such other information as the Company deems advisable:

                    (A)  the redemption date;

                    (B) that all outstanding shares of PRIDES are to be redeemed or, in the case of a call for redemption of fewer than all outstanding shares of PRIDES, the number of shares held by such holder to be redeemed;

                    (C) the applicable Call Price, the number of shares of Class A Common Stock deliverable upon redemption of each share of PRIDES to be redeemed and the Current Market Price used to calculate such number of shares of Class A Common Stock;

                    (D) the place or places where certificates for PRIDES to be redeemed are to be surrendered for redemption; and

                    (E) that dividends on the shares of PRIDES to be redeemed shall cease to accrue on such redemption date (except as otherwise provided herein).

          (iii)     Deposit of Shares and Funds.  The Company's obligation to
                    ---------------------------
deliver shares of Class A Common Stock and provide funds upon redemption in accordance with this paragraph (4) shall be deemed fulfilled if, on or before the related redemption date, the Company shall irrevocably deposit with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in New York City and having a capital and surplus of at least $50,000,000, or shall set aside or make other reasonable provision for the issuance of, such number of shares of Class A Common Stock as are required to be delivered by the Company pursuant to this paragraph (4) upon the occurrence of the related redemption (and for the payment of cash in lieu of the issuance of fractional share amounts and accrued and unpaid dividends payable in cash on the shares to be redeemed as and to the extent provided by this paragraph (4)). Any interest accrued on such funds shall be paid to the Company from time to time. Any shares of Class A Common Stock or funds so deposited and unclaimed at the end of two years from such redemption date shall be repaid and released to the Company, after which the holder or holders of such shares of PRIDES so called for redemption shall look only to the Company for delivery of such shares of Class A Common Stock or funds.

          (iv) Surrender of Certificates; Status.  Each holder of shares of
               ---------------------------------
PRIDES to be redeemed shall surrender the certificates evidencing such shares (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state) to the Company at the place designated in the notice of such redemption and shall thereupon be entitled to receive certificates evidencing shares of Class A Common Stock and to receive any funds payable pursuant to this paragraph (4) following surrender and following the date of such redemption. In case fewer than all the shares of PRIDES represented by any such surrendered certificate are called for redemption, a new certificate shall be issued at the expense of the Company representing the unredeemed shares. If such notice of redemption shall have been given, and if on the date fixed for redemption shares of Class A Common Stock and funds necessary for the redemption shall have been irrevocably either set aside by the Company separate and apart from its other funds or assets in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor) or deposited with a bank or a trust company or an affiliate thereof as provided herein or the Company shall have made other reasonable provision therefor, then, notwithstanding that the certificates evidencing any shares of PRIDES so called for redemption shall not have been surrendered, the shares represented thereby so called for redemption shall be deemed no longer outstanding, dividends with respect to the shares so called for redemption shall cease to accrue on the date fixed for redemption (except that holders of shares of PRIDES at the close of business on a record date for any payment of dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares following such record date and prior to such Dividend Payment Date) and all rights with respect to the shares so called for redemption shall forthwith after such date cease and terminate, except for the rights of the holders to receive the shares of Class A Common Stock and funds, if any, payable pursuant to this paragraph (4) without interest upon surrender of their certificates therefor (unless the Company defaults on the delivery of such shares or the payment of such funds). Holders of shares of PRIDES that are redeemed shall not be entitled to receive dividends declared and paid on such shares of Class A Common Stock, and such shares of Class A Common Stock shall not be entitled to vote, until such shares of Class A Common Stock are issued upon the surrender of the certificates representing such shares of PRIDES and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such shares of Class A Common Stock subsequent to such redemption date.

          (c) Conversion at Option of Holder.  Shares of PRIDES are convertible,
              ------------------------------
in whole or in part, at the option of the holders thereof, at any time and from time to time from and after the Issue Date and prior to the Mandatory Conversion Date, unless previously redeemed, into shares of Class A Common Stock at the Optional Conversion Rate. The right to convert shares of PRIDES called for redemption shall terminate immediately prior to the close of business on the related redemption date.

          Conversion of shares of PRIDES at the option of the holder may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to the Company or in blank, to the office or agency to be maintained by the Company for that purpose (and, if applicable, cash payment of an amount equal to the dividend attributable to the current quarterly Dividend Period payable on such shares as described below), and otherwise in accordance with conversion procedures established by the Company. Each optional conversion shall be deemed to have been effected immediately prior to the close of business on the date on which all of the foregoing requirements shall have been satisfied. The conversion shall be at the Optional Conversion Rate in effect at such time and on such date.

          Holders of shares of PRIDES at the close of business on a Record Date for any payment of declared dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following such Record Date and prior to the corresponding Dividend Payment Date. However, shares of PRIDES surrendered for conversion after the close of business on a Record Date for any payment of dividends and before the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment in cash of an amount equal to the dividend thereon attributable to the current quarterly Dividend Period which is to be paid on such Dividend Payment Date (unless such shares are subject to redemption on a redemption date between such record date and such Dividend Payment Date). A holder of shares of PRIDES called for redemption on [November 15], 1997 or on any other Dividend Payment Date will (if such holder is the registered holder on the applicable Record Date) receive the dividend on such shares payable on that date and will be able to convert such shares after the Record Date for such dividend without paying an amount equal to such dividend to the Company upon conversion.

Except as provided above, upon any optional conversion of shares of PRIDES, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of PRIDES or for previously declared dividends or distributions on the shares of Class A Common Stock issued upon such conversion.

          (d) Common Equivalent Rate and Optional Conversion Rate Adjustments.
              ---------------------------------------------------------------
The Common Equivalent Rate and the Optional Conversion Rate shall be each subject to adjustment from time to time as provided below in this subparagraph
(4)(d).

           (i) If the Company shall, after the Issue Date:

               (A) pay a stock dividend or make a distribution on the outstanding shares of Class A Common Stock in shares of Class A Common Stock,

               (B) subdivide or split the outstanding shares of Class A Common Stock into a greater number of shares,

               (C) combine the outstanding shares of Class A Common Stock into a smaller number of shares, or

               (D) issue by reclassification of its outstanding shares of Class A Common Stock any shares of its common stock,

               then, in any such event, the Common Equivalent Rate and the Optional Conversion Rate in effect immediately prior to the opening of business on the record date for determination of stockholders entitled to receive such dividend or distribution or the effective date of such subdivision, split, combination or reclassification, as the case may be, shall each be adjusted so that the holder of shares of PRIDES shall thereafter be entitled to receive, upon Mandatory Conversion or upon conversion at the option of such holder, the number of shares of Class A Common Stock or other common stock of the Company which such holder would have owned or been entitled to receive immediately following such action if such holder had converted his shares of PRIDES immediately prior to the record date for, or effective date of, as the case may be, such event. Such adjustment shall be made successively whenever any event listed above shall occur.

                    For a dividend or distribution, the adjustment shall become effective at the opening of business on the Business Day next following the record date for such dividend or distribution. For a subdivision, split, combination or reclassification, the adjustment shall become effective immediately after the effectiveness of such subdivision, split, combination or reclassification.

          (ii) If the Company shall, after the Issue Date, issue rights, warrants or options to all holders of its outstanding shares of Class A Common Stock entitling them (for a period not exceeding forty-five days from the date of such issuance) to subscribe for or purchase shares of Class A Common Stock at a price per share less than the Current Market Price per share of the Class A Common Stock (determined as of the date of issuance of such rights, warrants or options), then, in any such event, the Common Equivalent Rate and Optional Conversion Rate shall each be adjusted by multiplying the Common Equivalent Rate and the Optional Conversion Rate, in effect immediately prior to the date of issuance of such rights, warrants or options, by a fraction, of which the numerator shall be the number of shares of Class A Common Stock outstanding on the date of issuance of such rights, warrants or options, immediately prior to such issuance, plus the number of additional shares of Class A Common Stock offered for subscription or purchase pursuant to such rights, warrants or options, and of which the denominator shall be the number of shares of Class A Common Stock outstanding on the date of issuance of such rights, warrants or options, immediately prior to such issuance, plus the number of additional shares of Class A Common Stock which the aggregate offering price of the total number of shares of Class A Common Stock so offered for subscription or purchase pursuant to such rights, warrants or options would purchase at such Current Market Price (determined by multiplying such total number of shares by the exercise price of such rights, warrants or options and dividing the product so obtained by such Current Market Price). Such adjustment shall become effective at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such rights, warrants or options. To the extent that shares of Class A Common Stock are not delivered after the expiration of such rights, warrants or options, the Common Equivalent Rate and the Optional Conversion Rate shall each be readjusted to the Common Equivalent Rate and the Optional Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights, warrants or options been made upon the basis of delivery of only the number of shares of Class A Common Stock actually delivered. Such adjustment shall be made successively whenever any such rights, warrants or options are issued. Shares of Class A Common Stock owned by or held for the account of the Company or any of its Subsidiaries shall not be deemed outstanding for the purposes of any such adjustment.

         (iii) If the Company shall, after the Issue Date, pay a dividend or make a distribution to all holders of its outstanding shares of Class A Common Stock of evidences of its indebtedness, cash or other assets (including capital stock (other than rights, warrants or options for such capital stock referred to in subparagraph 4(d)(ii) above) of the Company, but excluding any cash dividends or distributions (other than Extraordinary Cash Distributions (as hereinafter defined)) and dividends referred to in subparagraph (4)(d)(i) above)), or shall issue to all holders of its outstanding shares of Class A Common Stock rights, warrants or options to subscribe for or purchase any of its securities (other than those referred to in subparagraph
               (4)(d)(ii) above), then, in any such event, the Common Equivalent Rate and the Optional Conversion Rate shall each be adjusted by multiplying the Common Equivalent Rate and the Optional Conversion Rate in effect on the record date referred to below by a fraction, of which the numerator shall be the Current Market Price per share of the Class A Common Stock (determined as of the record date for the determination of stockholders entitled to receive such dividend or distribution), and of which the denominator shall be such Current Market Price per share of Class A Common Stock less either (x) the fair market value (as determined by the Board of Directors, whose determination shall be conclusive), as of such record date of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, warrants or options applicable to one share of Class A Common Stock or (y), if applicable, the amount of the Extraordinary Cash Dividend, as applicable. The adjustment pursuant to the foregoing provisions of this subparagraph
               (4)(d)(iii) shall be made successively whenever any distribution to which this subparagraph (4)(d)(iii) applies is made, and shall become effective on the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such dividend or distribution. As used in this subparagraph (4)(d)(iii), the term "Extraordinary Cash Distributions" means, with respect to any consecutive 12-month period, all cash dividends and cash distributions on the outstanding shares of the Class A Common Stock during such period (other than cash dividends or distributions for which a prior adjustment to the Common Equivalent Rate and the Optional Conversion Rate was previously made) to the extent such dividends and distributions exceed, on a per share of Class A Common Stock basis, 10% of the average daily Closing Price of the Class A Common Stock over such period. Shares of Class A Common Stock owned by or held for the account of the Company or any of its Subsidiaries shall not be deemed outstanding for the purposes of any such adjustment.

          (iv) Any shares of Class A Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Class A Common Stock under this subparagraph (4)(d).

           (v) The Company shall also be entitled to make upward adjustments in the Common Equivalent Rate, the Optional Conversion Rate and the Call Price, as it in its sole discretion shall determine to be advisable, in order that any stock dividends, subdivisions of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) made by the Company to its stockholders after the Issue Date shall not be taxable.

          (vi) In any case in which this subparagraph (4)(d) shall require that an adjustment as a result of any event become effective at the opening of business on the Business Day next following a record date and the date fixed for conversion pursuant to subparagraph
               (4)(a) or redemption pursuant to subparagraph (4)(b) occurs after such record date, but before the occurrence of such event, the Company may, in its sole discretion, elect to defer the following until after the occurrence of such event: (A) issuing to the holder of any converted or redeemed shares of PRIDES the additional shares of Class A Common Stock issuable upon such conversion or redemption over the shares of Class A Common Stock issuable before giving effect to such adjustments and (B) paying to such holder any amount in cash in lieu of a fractional share of Class A Common Stock pursuant this paragraph (4).

         (vii) All adjustments to the Common Equivalent Rate and the Optional Conversion Rate shall be calculated to the nearest 1/100th of a share of Class A Common Stock. No adjustment in the Common Equivalent Rate and the Optional Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustment which by reason of this subparagraph is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

        (viii) Before redeeming any shares of PRIDES, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Class A Common Stock upon such redemption.

          (e) Adjustment for Consolidation or Merger.  In case of any
              --------------------------------------
consolidation or merger to which the Company is a party (other than a merger or consolidation in which the Company is the surviving or continuing corporation and in which the Class A Common Stock outstanding immediately prior to the merger or consolidation remains unchanged), or in the case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, or in case of any statutory exchange of securities with another corporation (other than in connection with a merger or acquisition), proper provision shall be made so that each share of PRIDES shall, after consummation of such transaction, be subject to (i) conversion at the option of the holder into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Class A Common Stock into which such share of PRIDES might have been converted immediately prior to consummation of such transaction, (ii) conversion on the Mandatory Conversion Date into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Class A Common Stock into which such share of PRIDES would have converted if the conversion on the Mandatory Conversion Date had occurred immediately prior to the date of consummation of such transaction, plus the right to receive cash in an amount equal to all accrued and unpaid dividends on such shares of PRIDES (other than previously declared dividends payable to a holder of record as of a prior date), and (iii) redemption on any redemption date in exchange for the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Class A Common Stock that would have been issuable at the Call Price in effect on such redemption date upon a redemption of such share immediately prior to consummation of such transaction, assuming that, if the Notice Date for such redemption is not prior to such transaction, the Notice Date had been the date of such transaction and assuming in each case that such holder of Class A Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction (provided that if the kind or amount of securities, cash or other property receivable upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The kind and amount of securities into which the shares of PRIDES shall be convertible or redeemable after consummation of such transaction shall be subject to adjustment as described in subparagraph (4)(d) following the date of consummation of such transaction. The Company may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

          (f) Notice of Adjustments.  Whenever the Common Equivalent Rate and
              ---------------------
Optional Conversion Rate are adjusted as herein provided, the Company shall:

          (i) forthwith compute the adjusted Common Equivalent Rate and Optional Conversion Rate in accordance herewith and prepare a certificate signed by an officer of the Company setting forth the adjusted Common Equivalent Rate and the Optional Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the transfer agent for the shares of PRIDES and the Class A Common Stock; and

          (ii) make a prompt public announcement and mail a notice to the holders of the outstanding shares of PRIDES stating that the Common Equivalent Rate and the Optional Conversion Rate have been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Common Equivalent Rate and Optional Conversion Rate, such notice to be mailed at or prior to the time the Company mails an interim statement, if any, to its stockholders covering the fiscal quarter during which the facts requiring such adjustment occurred, but in any event within 45 days following the end of such fiscal quarter.

          (g) Notice of Certain Transactions.  In case, at any time while any of
              ------------------------------
the shares of PRIDES are outstanding,

           (i) the Company shall declare a dividend (or any other distribution) on its outstanding shares of Class A Common Stock, excluding any cash dividends; or

          (ii) the Company shall authorize the issuance to all holders of its outstanding shares of Class A Common Stock of rights, warrants or options to subscribe for or purchase shares of its Class A Common Stock or of any other subscription rights, warrants or options; or

         (iii) the Company shall authorize any reclassification of its Class A Common Stock (other than a subdivision or combination thereof) or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required (except for a merger of the Company into one of its subsidiaries solely for the purpose of changing the corporate domicile of the Company to another state of the United States and in connection with which there is no substantive change in the rights or privileges of any securities of the Company other than changes resulting from differences in the corporate statutes of the then existing and the new state of domicile), or of the sale or transfer of all or substantially all of the assets of the Company; or

          (iv) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the shares of PRIDES, and shall cause to be mailed to the holders of shares of PRIDES at their last addresses as they shall appear on the stock register, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating (A) the date on which a record is to be taken for the purpose of such dividend or distribution or issuance of such rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options are to be determined, or (B) the date on which any such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their Class A Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. The failure to give or receive the notice required by this subparagraph (4)(g) or any defect therein shall not affect the legality or validity of any such dividend, distribution, right, warrant or option or other action.

          (h) Effect of Conversions and Redemptions.  The person or persons in
              -------------------------------------
whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon any conversion or redemption of shares of PRIDES shall be deemed to have become, on the date of such conversion or redemption, the holder or holders of record of the shares of Class A Common Stock represented thereby; provided, however, that any surrender of shares of PRIDES
                     --------  -------
for conversion or redemption on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock are to be issued as the record holder or holders thereof for all purposes as of the opening of business on the next succeeding day on which such stock transfer books are open.

          (i) No Fractional Shares.  No fractional shares or script representing
              --------------------
fractional shares of Class A Common Stock shall be issued upon the redemption or conversion of any shares of PRIDES. In lieu of any fractional share otherwise issuable in respect of the aggregate number of shares of PRIDES of any holder which are redeemed or converted on any redemption date or upon Mandatory Conversion or any optional conversion, such holder shall be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of
(i) the Current Market Price of a share of Class A Common Stock, determined as of the second trading day immediately preceding the Notice Date, in the case of a redemption pursuant to subparagraph (4)(b), or (ii) the Closing Price of a share of Class A Common Stock, determined (A) as of the fifth Trading Date immediately preceding the Mandatory Conversion Date, in the case of Mandatory Conversion pursuant to subparagraph (4)(a), or (B) as of the second Trading Date immediately preceding the effective date of conversion, in the case of an optional conversion by a holder pursuant to subparagraph (4)(c). If more than one share of PRIDES shall be surrendered for conversion or redemption at one time by or for the same holder, the number of full shares of Class A Common Stock issuable upon conversion or redemption thereof shall be computed on the basis of the aggregate number of shares of PRIDES so surrendered.

          (j)  Fractional Shares of PRIDES. No fractional shares of PRIDES may
               ---------------------------
be tendered for redemption or conversion, or issued upon redemption or conversion of any shares of PRIDES, except by or to a depositary (a "Depositary") selected by the Company pursuant to a deposit agreement between the Company and such Depositary relating to the execution and delivery of depositary receipts representing interests in shares of PRIDES deposited by the

Company with such Depositary. PRIDES held by any person other than the Depositary may be converted pursuant to subparagraph 4(c) only in whole and not in part. If a share of PRIDES held by any person other than the Depositary is redeemed pursuant to subparagraph 4(b), in lieu of any fractional share of PRIDES that would otherwise be issuable to any person other than the Depositary upon such redemption, such person shall be entitled to receive the maximum number of full shares of Class A Common Stock then issuable upon redemption of such share in full in accordance with this Certificate of Designations and, in lieu of any fractional share of Class A Common Stock, an amount in cash computed as provided in subparagraph 4(i) above.

          (k) Payment of Taxes.  The Company shall pay any and all documentary,
              ----------------
stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the redemption or conversion of shares of PRIDES pursuant to this paragraph (4); provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the registered holder of shares of PRIDES redeemed or converted or to be redeemed or converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

          (l)  Reservation of Class A Common Stock.  The Company shall at all
               -----------------------------------
times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Class A Common Stock and/or its issued Class A Common Stock held in its treasury, for the purpose of effecting any Mandatory Conversion of the shares of PRIDES or any conversion of the shares of PRIDES at the option of the holder, the full number of shares of Class A Common Stock then deliverable upon any such conversion of all outstanding shares of PRIDES.

          (5) Liquidation Rights.  (a) In the event of any liquidation,
              ------------------
dissolution, or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of shares of PRIDES then outstanding, after payment or provision for payment of the debts and other liabilities of the Company and the payment or provision for payment of any distribution on any shares of Senior Stock, and before any distribution to the holders of Junior Stock, shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount per share of PRIDES in cash equal to the Liquidation Preference. In the event the assets of the Company available for distribution to the holders of the shares of PRIDES upon any dissolution, liquidation or winding up of the Company shall be insufficient to pay in full the liquidation payments payable to the holders of outstanding shares of PRIDES and of all other shares of Parity Stock, the holders of shares of PRIDES and of all other shares of Parity Stock shall share ratably in such distribution of assets in proportion to the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of PRIDES and the holders of outstanding shares of such Parity Stock were paid in full. Except as provided in this paragraph (5), holders of PRIDES shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Company.

          (b) For the purposes of this paragraph (5), none of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company:

               (i) the sale, lease, transfer or exchange of all or substantially all of the assets of the Company; or

               (ii) the consolidation or merger of the Company with one or more other corporations (whether or not the Company is the corporation surviving such consolidation or merger).


          (6) No Preemptive Rights.  The holders of shares of PRIDES shall have
              --------------------
no preemptive rights, including preemptive rights with respect to any shares of capital stock or other securities of the Company convertible into or carrying rights or options to purchase any such shares.

          (7) Voting Rights.  (a)  The holders of shares of PRIDES shall have
              -------------
the right to vote, voting as a class with the holders of Common Stock (and with the holders of any other class or series of Preferred Stock entitled to vote with the Common Stock as a class, as to matters submitted generally to stockholders or as to particular matters), in the election of directors and upon each other matter coming before any meeting of the stockholders of the Company on the basis of 100 votes for each share of PRIDES held. The holders of shares of PRIDES and the holders of Common Stock (and such other class or series of Preferred Stock) shall vote together as one class except as otherwise set forth herein or as otherwise provided by law or by the Restated Certificate of Incorporation of the Company.

          (b) If at any time dividends payable on the shares of PRIDES or any other shares of Parity Stock or Senior Stock are in arrears and unpaid in an aggregate amount equal to or exceeding the aggregate amount of dividends payable thereon for six quarterly dividend periods, or if any other shares of Parity Stock or Senior Stock shall be entitled for any other reason to exercise voting rights, separate from the Common Stock, to elect any directors of the Company ("Preferred Stock Directors"), the holders of the shares of PRIDES, voting separately as a class with the holders of all other shares of Parity Stock and Senior Stock upon which like voting rights have been conferred and are exercisable, shall have the right to vote for the election of two Preferred Stock Directors of the Company, such Directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right. Such right of the holders of shares of PRIDES to vote for the election of two Preferred Stock Directors shall, when vested, continue until all dividends in arrears on the shares of PRIDES and such other shares of Parity Stock and Senior Stock shall have been paid in full and the right of any other series of Preferred Stock to exercise voting rights, separate from the Common Stock, to elect Preferred Stock Directors shall terminate or have terminated and, when so paid, and such termination occurs or has occurred, such right of the holders of shares of PRIDES to elect two Preferred Stock Directors shall cease, subject always to the same provisions for the vesting of such right of the holders of the shares of PRIDES to elect two Preferred Stock Directors in the case of future dividend defaults.

          (c) At any time when the holders of shares of the PRIDES (with the holders of all other shares of Parity Stock and Senior Stock upon which like voting rights have been conferred and are exercisable) are entitled to elect two Preferred Stock Directors in accordance with subparagraph (7)(b) above, the Company shall, upon the written request (a "Request") of the holders of record of not less than the greater of (i) 10% of the outstanding shares of PRIDES or
(ii) 10% of the outstanding shares of all classes and series of Parity Stock (including the PRIDES) and Senior Stock entitled to vote for such Preferred Stock Directors, call a special meeting of holders of the PRIDES (and such other Parity Stock and Senior Stock) for the election of the two Preferred Stock Directors. Notice of the special meeting shall be given in accordance with the requirements of Delaware law, and such meeting shall be held not more that 60 days after the Company's receipt of the Request. The Preferred Stock Directors shall be nominated by the persons who submit the Request, except that at any meeting after the first meeting at which the Preferred Stock Directors are elected, the Preferred Stock Directors shall be nominated, subject to subparagraph 7(d) below, by the existing Preferred Stock Directors.

          (d) The term of office of each Preferred Stock Director shall terminate on the earlier of (i) the next annual meeting of stockholders of the Company at which a successor shall have been elected and qualified (irrespective of whether the Board of Directors is divided into staggered classes) or (ii) the termination of the right of the holders of shares of PRIDES and such other shares of Parity Stock and Senior Stock to vote for Preferred Stock Directors pursuant to subparagraph 7(b). If, prior to the end of the term of any Preferred Stock Director elected as aforesaid, a vacancy in the office of such director shall occur, such vacancy shall be filled for the unexpired term by the appointment by the remaining Preferred Stock Director elected as aforesaid of a new director for the unexpired term of such former director. If both Preferred Stock Directors so elected by the holders of shares of PRIDES (and such other Parity Stock and Senior Stock) shall cease to serve as directors before their terms shall expire, the holders of the shares of PRIDES (together with the holders of such other Parity Stock and Senior Stock, if any) may, at a special meeting of the holders called as provided in subparagraph (7)(c) above, nominate and elect successors to hold office for the unexpired terms of such directors whose places shall be vacant.

          (e) For as long as any shares of PRIDES remain outstanding, the consent of the holders of at least two-thirds of such outstanding shares (voting separately as a class), given in person or by proxy at any annual meeting or special meeting called for such purpose, shall be necessary (i) before the Company may amend, alter or repeal any of the provisions of the Restated Certificate of Incorporation or By-Laws of the Company which would adversely affect the powers, preferences or rights of the holders of the shares of PRIDES then outstanding or reduce the minimum time required for any notice to which holders of shares of PRIDES then outstanding may be entitled; provided, however, that (x) any such amendment, alteration or repeal that would authorize, create or increase the authorized amount of any additional shares of Junior Stock or shares of any other class or series of Parity Stock (whether or not already authorized) and (y) any such amendment that would increase the number of authorized shares of Preferred Stock or the number of authorized shares of PRIDES or that would decrease the number of authorized shares of Preferred Stock or the number of authorized shares of PRIDES (but not below the number of authorized shares of Preferred Stock or PRIDES, as the case may be, then outstanding), shall be deemed not to adversely affect such powers, preferences or rights and shall not be subject to approval by the holders of shares of PRIDES; (ii) before the Company may merge or consolidate with or into any other corporation, unless each holder of shares of PRIDES immediately preceding such merger or consolidation shall receive or continue to hold in the resulting corporation the same number of shares, with substantially the same rights and preferences, as correspond to the shares of PRIDES so held; and (iii) before the Company may create any Senior Stock, ranking prior to the PRIDES as to dividend rights, rights of redemption or rights on liquidation.

          Notwithstanding the provisions of the preceding paragraph, however, no such approval described therein of the holders of the shares of PRIDES shall be required if, at or prior to the time when such amendment, alteration or repeal or consolidation or merger, liquidation, dissolution or winding up is to take effect, as the case may be, provision is made for the redemption of all shares of PRIDES at the time outstanding; provided, that no such provision may be made prior to the Initial Redemption Date."

               The undersigned has signed this Certificate of Designations on this ____ day of November, 1994.



                           -----------------------------------
                           Executive Vice President of Tele-Communications, Inc.



Attest:


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